SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:


        [X] Preliminary Proxy Statement   [ ] Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

        [ ] Definitive Proxy Statement

        [ ] Definitive Additional Materials

        [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                              DIRECT INSITE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
   (5) Total fee paid:

       -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1) Amount Previously Paid:

       -------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
   (3)  Filing Party:

       -------------------------------------------------------------------------
   (4)  Date Filed:

       -------------------------------------------------------------------------

                               DIRECT INSITE CORP.
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 August 5, 2002
                                 ---------------
To our Stockholders:

     An annual meeting of stockholders will be held at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017 on Monday, August 5, 2002 beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1. To consider and act upon a proposal to amend our Certificate of Incorporation eliminating the requirement to annually elect directors and substituting in its stead, creation of a classified Board of Directors, permitting the sequential election of nominees to each class of directors every three years, as set forth in Exhibit A.

     2.   (a)  If item 1 is adopted:

          to elect four directors, one of whom shall each serve a one-year term expiring in 2003, one of whom shall serve a two year term expiring in 2004 and two of whom shall each serve a three year term expiring in 2005 or until the election and qualification of their successors; or

          (b)  If item 1 is not adopted:

          to elect four directors, each to serve for the ensuing year until the next annual meeting or until the election and qualification of his successor.

     3.   To  consider  and act upon a proposal to amend  Article  FOURTH of our
          Certificate  of  Incorporation   to  authorize   2,000,000  shares  of
          preferred stock, $.0001 par value, as set forth in Exhibit B.

     4. To consider and act upon a proposal to amend Article III - Section 4 of our By-Laws by requiring a 66-2/3% vote of stockholders to call a special meeting of stockholders, as set forth in Exhibit C.

     5. Ratification of the appointment by the board of directors of Marcum & Kliegman, LLP as our independent certified public accountants for the year ending December 31, 2002.

     6. Ratification and approval of our 2002-A Stock Option/Stock Issuance Plan, as set forth in Exhibit D.

     7.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on June 12, 2002, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about June 18, 2002.

                                   By Order of the Board of Directors,
                                          JAMES A. CANNAVINO
                                          Chairman of the Board
Dated:  June 18, 2002
Bohemia, New York

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                               DIRECT INSITE CORP.
                                80 Orville Drive
                            Bohemia, New York 11716

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             Monday, August 5, 2002
                                 ---------------

     Our Annual Meeting of Stockholders will be held on Monday, August 5, 2002 at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017 at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                                ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting on the following:

     -- amending our Certificate of Incorporation to elect directors sequentially for a three year term;
     --   election of directors;
     --   amending our  Certificate  of  Incorporation  to authorize a preferred stock;
     -- amending our By-Laws to provide for a two-thirds vote to call special meetings of stockholders;
     -- ratification of the appointment of our independent certified public accountants;
     --   approval of our 2002-A Stock Option/Stock Issuance Plan.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on June 12, 2002. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:

     --   by attending the meeting or
     --   by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the amendment to the Certificate of Incorporation to provide for a classified Board of Directors; FOR the election of the nominee directors; FOR the amendment to the Certificate of Incorporation to authorize a preferred stock; FOR the amendment to our By-Laws providing for a two-thirds vote of stockholders to call a special meeting of stockholders; FOR the appointment of our company's independent certified public accountants and FOR the 2002-A Stock Option/Stock Issuance Plan.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Manhattan Transfer Registrar Company (631) 585-7341.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting these shares will be counted as voted by the brokerage firm in the election of directors and appointment of auditors, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of June 12, 2002 must be present at the meeting. This is referred to as a quorum. On June 12, 2002, there were ____________ shares outstanding and entitled to vote.

What vote is required to approve each item?

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the election of directors, appointment of our independent certified public accountants and the 2001-A Stock Option/Stock Issuance Plan. The affirmative vote of a majority of the outstanding shares on the record date is required for the approval of the amendment to the Certificate of Incorporation establishing a preferred stock; the amendment to our Certificate of Incorporation providing for a classified board of directors and the amendment to our By-Laws providing for a two-thirds vote of stockholders to call special meetings of stockholders. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

Do we currently have, or we intend to submit for stockholder approval, any other anti-takeover device?

     Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects except for our rights agreement dated as of August 28, 2001 which provides for the issuance of additional shares of our common stock in the event a person acquires 20% or more of our common stock without our consent, as more fully set forth in the agreement. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.


What effect will the amendments to the Certificate of Incorporation and By-Laws have on us?

     The  proposals  to  establish a preferred  stock,  provide for a classified board of  directors  and  require a  two-thirds  vote for the calling of special meetings of stockholders, while recommended by our board of directors, individually and in the aggregate will make it more difficult for a third party to acquire, or may discourage a third party from seeking to acquire control of us; and this anti-takeover effect could benefit current management at the expense of stockholders.

                                 STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of shares of voting stock of our company, as of March 25, 2002, of (i) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of our executive officers and directors and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

                                Common Stock               Rights to Acquire              Total Beneficially
                                Beneficially         Beneficial Ownership Through           Owned as % of
Name of Beneficial Owner           Owned           exercise of Options Within 60 Days   Outstanding Shares (2)
------------------------        -------------      -----------------------------------  ----------------------

James Cannavino                   414,023                       86,833                           15.0%
Charles Feld                      112,618                       11,667                            3.8
Dennis Murray                      65,440                       11,667                            2.4
Carla Stovall                      14,470                       11,667                             *
Warren Wright                      34,761                       40,833                            2.3
Anthony Coppola                    38,018                       53,650                            2.8
George Aronson                     10,200                       45,000                            1.7
All Officers and Directors
  as a Group                      689,530                      261,317                           27.0%
---------
*= Less than 1%

Footnotes

(1) The address of the holder is 80 Orville Drive, Suite 200, Bohemia, New York 11716.

(2) Based upon 3,259,932 outstanding as of March 25, 2002, plus outstanding options exercisable within 60 days owned by above named parties.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
               TO CREATE AND ELECT A CLASSIFIED BOARD OF DIRECTORS

     In connection with the election of nominees to our Board of Directors, the Board has approved and recommends for approval by the stockholders an amendment to our Certificate of Incorporation (the "Certificate of Incorporation Amendment"), creating a classified board of directors ("Classified Board"). This proposed amendment to our Certificate of Incorporation is set forth in Exhibit "A". If the Certificate of Incorporation Amendment is approved, commencing with the election of directors at this annual meeting of stockholders each director will be elected to one of three classes for a term of years. The Board will be divided into three classes. This proposal, together with the other proposals at this meeting, individually and in the aggregate will make it more difficult for a third party to acquire, or may discourage a third party from seeking to acquire, control of our company; and this anti-takeover effect could benefit incumbent management at your expense.

     Under the current Certificate of Incorporation, all of the directors are elected at each annual meeting of stockholders. As a result, the holders of a majority of our company's shares could replace a majority, or all, of the directors at one annual meeting. Classification will have the effect of slowing changes in the composition of the Board because, absent vacancies in the Board due to directors' retirement, resignation, illness and the like, fewer than half of the Board positions will be subject to election each year. Thus, classification of the Board helps contribute to continuity and stability in management of our company.

     If the Certificate of Incorporation Amendment is adopted, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board. While this proposal is not in response to any effort to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise, such a delay may help ensure that our directors, if confronted by a third party attempting to force a proxy contest, a tender or exchange offer, or other extraordinary corporate transaction, will have sufficient time to review the proposal, as well as any available alternatives, and act in a manner we believe to be the best interests of the stockholders. Classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer, or otherwise attempting to obtain control of our company, even though such an attempt might be result in a short-term financial benefit for our company and you. Classification of the Board could also increase the possibility that incumbent directors will retain their positions, if they so desired.

     We recommend that you approve this amendment to the Certificate of Incorporation because the Board wishes to increase the stability of our company in the event that the Board receives any unsolicited proposal for a business combination or change in control. Should that occur, the Board believes that this amendment will maximize its ability to make a reasoned and informed decision concerning the alternatives which are in your best interests.

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock . We believe that the proposed amendment is in our the best interests of our company and you and recommend a vote FOR its adoption. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

                              ELECTION OF DIRECTORS

     Our By-Laws provide for a Board of Directors consisting of not less than three nor more than seven directors. Our Board of Directors now consists of four directors. The following table sets forth our directors and the proposed classes in which they will be distributed if proposal 1 is approved. In the event proposal 1 is not approved, all directors will be elected until the next annual meeting or until the successors are elected:


         Class I                      Class II                     Class III
(To serve until the Annual    (To serve until the Annual    (To serve until the Annual
 Meeting of Stockholders        Meeting of Stockholders      Meeting of Stockholders
        in 2003)                      in 2004)                      in 2005)
---------------------------   -------------------------     ---------------------------

Carla J. Stovall (2)           Dr. Dennis J. Murray (2)     James A. Cannavino (1)(2)
                                                            Charles Feld (1)(2)
---------

(1)  Member of Compensation Committee
(2)  Member of Audit Committee

Directors' Compensation

     Directors who are not our employees receive a fee of $2,500 for each board of directors meeting attended; $1,500 for participation in a telephone board meeting; $5,000 for membership on a committee of the Board and $1,000 for each committee meeting attended.

     During the fiscal year ended December 31, 2002 there were:

     -- seven meetings of the board of directors
     -- four meetings of the audit committee
     -- one meeting of the compensation committee

     Our audit committee is involved in discussions with our independent public accountants with respect to the quarterly and year-end audited financial statements, our internal accounting controls and the professional services furnished by our independent public accountants. The independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. Our compensation committee recommends compensation including stock options to our officers and employees. See "Compensation Committee Report on Executive Compensation." We have no standing nominating committee. Each director attended or participated in at least 75% of the meetings of the board of directors and the committees on which he or she served.

Principal Occupations of Directors

     The following is a brief account of the business experience for the past five years of our directors:

     James A. Cannavino (57 years of age) has been our Chairman of the Board since March 2000. Mr. Cannavino also has been the Chairman of Voyant Corporation since February 2000. From September of 1997 to April of 2000 he was elected non-executive Chairman of Softworks, Inc (a wholly owned subsidiary of Computer Concepts), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of CyberSafe, Inc., a corporation specializing in network security from April 1998 to July 2001. In August, 1995, he was hired as President and Chief Operating Officer of Perot Systems Corporation. In 1996 was elected to serve as Chief Executive Officer through July 1997 During his tenure at Perot, he was responsible for all the day-to-day global operations of the company, as well as for strategy and organization. Prior to that he served as a Senior Vice President at IBM, responsible for strategy and development. Mr. Cannavino's career worked over thirty years at IBM beginning in 1963. Mr. Cannavino led IBM's restructuring of its $7 billion PC business to form the IBM PC Company. He also served on the IBM Corporate Executive Committee and Worldwide Management Council, and on the board of IBM's integrated services and solutions company. . He also was a board member for three IBM joint-venture companies, including Prodigy Services, Inc.; Digital Domain, Inc.; and NewLeaf Entertainment. Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children, the International Center for Missing and Exploited Children, Verio , and is Chairman of Artimas International. He recently was Chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on the board.

     Charles Feld (59) founded the Feld Group in 1992 to offer Fortune 500 and emerging companies the technology leadership they need to transform themselves into category leaders. As CEO and President of the Dallas-based firm, Mr. Feld currently serves as acting CIO at First Data Resources. His earlier Feld Group engagements include working transformational change as CIO and e-Leader at Delta Air Lines by building the framework to place the airline at the forefront of Global 1000 companies that understand and embrace the new economy. The Delta Technology team received the Smithsonian Award for Technology Excellence in 1998. As CIO of Burlington Northern, Charlie spearheaded the merger of the railroad's technologic systems and organization with those of the Santa Fe Railroad. Before launching The Feld Group in 1992, he was Vice President/CIO at Frito-Lay, Inc., where he played a pivotal role in streamlining the data network and developing the hand-held computer network for Frito-Lay's sales force. His team at Frito-Lay won the Smithsonian Award for Technology Excellence in 1998. Mr. Feld has been a member of the Board of Directors since March 2000.

     Dr. Dennis J. Murray (55) has been President of Marist College since 1979. Early in his tenure, he identified the importance of technology in higher education and made it one of the central themes of his administration. He developed an innovative joint study with the IBM Corporation, which resulted in Marist becoming one of the nations most technologically advanced liberal arts colleges. Marist was one of the first colleges or universities in the country to have a fully networked campus, and currently operates on an IBM G5 S/390 system. Dr. Murray has been a strong supporter of the Linux operating system and recently initiated a Linux Research and Development Center at Marist. Dr. Murray serves on the boards of the Franklin and Eleanor Roosevelt Institute, McCann Foundation, and the Greenway Conservancy for the Hudson River Valley, which oversees the National Heritage Area. He is also the author of two books on nonprofit management, editor of three books on government and public affairs, and co-author of a guide to corporate-sponsored university research in biotechnology. Mr. Murray has been a member of the Board of Directors since March 2000.

     Carla J. Stovall (42) has been the Attorney General for the State of Kansas since 1994. Attorney General Stovall also currently serves as President of the National Association of Attorneys General. She is also a member of the Board of Directors of the American Legacy Foundation, the national Center for Missing and Exploited Children, the National Crime Prevention Council and the Council of State Governments. In addition, she is a member of the Board of Governors of the University of Kansas School of Law and a member of the Kansas Children's Cabinet. Attorney General Stovall recently was honored with the Distinguished Service to Kansas' Children Award. Ms. Stovall has been a member of the Board of Directors since April 2000.

                                   MANAGEMENT

Our Officers

     Our officers are:

                                                    Position Held
Name                          Age                  With our Company
----                          ---                  ----------------

James A. Cannavino            57             Chairman of the Board
Warren Wright                 42             Chief Executive Officer
Anthony Coppola               47             President
George Aronson                53             Chief Financial Officer, Secretary
--------

     Warren Wright was appointed CEO effective December 2000 after serving as a sales and marketing consultant to our company since July, 1999. Prior to his joining our company, Mr. Wright had been a marketing consultant based in New York for four years, providing consulting services to several e-commerce and technology companies including Voyant Corp., Direct Media Networks and Laguna Corporation. Prior to consulting, Mr. Wright was Sr. Vice president - Sales and Marketing for King Products, a Canadian based manufacturer of advanced multi-media telecommunication products and software. Mr. Wright was responsible for strategic alliances and the expansion of distribution internationally. Prior to his tenure at King products, Mr. Wright developed and sold a direct media advertising publication and also served as Marketing Manager for Westcan Electrical Manufacturing (a division of Siemens AG). Mr. Wright holds a degree in Economics from the University of Western Ontario and completed graduate work at Ohio University.

     Anthony Coppola was appointed President in March, 2000. From January, 1999 until his appointment as President, Mr. Coppola was Executive Vice President in charge of development, marketing and sales of our d.b.Express based telecommunications Electronic Bill Presentment Payment Analysis and Reporting software. Beginning in 1994, Mr. Coppola worked with us in various capacities related to sales and marketing management. His responsibilities included the management and direction of the design and programming for the telecommunications applications, as well as direct involvement with the sales and marketing of our applications and services to IBM and our other primary customers. Prior to joining us , Mr. Coppola was President of America Multimedia Corp., a firm active in consulting and the development and marketing of industry specific training software.

     George Aronson, CPA, has been the Chief Financial Officer of our company since August, 1995. From March, 1989, to August, 1995, he was the Chief Financial Officer of Hayim & Co., an importer/distribution organization. Mr. Aronson graduated from Long Island University with a major in accounting in 1972 receiving a Bachelor of Science degree and is a Certified Public Accountant.

Executive Compensation

     The following table sets forth the annual and long-term compensation with respect to the Chief Executive Officer and each of our other executive officers who earned more than $100,000 for services rendered during the fiscal years ended December 31, 2000, 1999 and 1998. Directors are not contractually compensated for their services, however, the directors elected post our company's restructure receive various fees for attending meetings and serving on committees.


                                       Annual Compensation                              Long-Term Compensation
                                                                                    Restricted       Securities
Name and                     Fiscal                              Other Annual       Stock Awards     Underlying
Principal Position            Year        Salary        Bonus    Compensation        (2)(3)(5)       Options/Warrants
--------------------------------------------------------------------------------------------------------------------

Warren Wright (1)(5)          2001      $184,000       $  --         --             $  25,000          25,000
Chief Executive               2000        90,000          --         --                  --
   Officer                    1999        20,000          --         --                  --              --

Anthony Coppola(2)(4)(5)      2001      $181,000       $ 37,000      --             $  50,000          15,000
President                     2000       154,000         95,000      --                  --             7,600
                              1999       136,000        200,000      --               218,000             667

George Aronson(2)(3)          2001      $166,000       $  --         --             $    --            15,000
Chief Financial Officer       2000       175,000          --         --               500,000           6,667
                              1999       170,000        150,000      --               382,000            --

Arnold Leap(2)                2001      $169,000       $  --         --             $  17,000          15,000
Chief Technology Officer      2000       126,000         31,000      --                  --             9,667
                              1999       112,000          --         --                52,000           2,333

Footnotes

(1)  Mr. Wright was appointed CEO November 30, 2000.

(2) We granted cash bonuses in 1999, to Messrs. Aronson and Coppola in the amounts of $150,000 and $200,000, respectively. Mr. Coppola received
     $218,000 in the form of the our common stock. The remainder of Mr. Aronson's 1999 bonus consists of restricted shares of Softworks common stock. Mr. Leap received 3,000 shares of Softworks common stock in 1999.

(3)  In February  2000, Mr.  Aronson  received  25,000 shares of common stock of
     Netwolves Corporation that was valued at $20 per share at the time of grant.

(4)  Mr. Coppola was appointed President in March 2000.

(5) We granted stock bonus' in 2001 to Messrs. Wright, Coppola and Leap in the amounts of $25,000, $50,000and $17,000, respectively. Mr. Coppola also received a $37,000 cash bonus in 2001.


Employment Agreements

     We do not have employment agreements with any of our senior management.

Stock and Compensation Plans

     We have had six stockholder plans.

     Our 1993 Non-Qualified Stock Option Plans for directors, officers, consultants and employees authorized the board of directors to make a one time grant of an unspecified number of shares or options in regard to past services, and to grant annually up to ten percent of the outstanding shares at prices equal to or above market prices and up to an additional ten percent at prices below market. This plan was terminated in conjunction with the adoption of the 1995 Stock Option Plan as approved by our stockholders in 1996. At June 30, 2001, no options had been granted at prices below market under the plan, and an aggregate of 84,683 options were granted with exercise prices at or above market at prices from $75.00 to $694.50, of which approximately 19,210 have been exercised and 65,473 have terminated without exercise. 28,000 of the options previously granted under the plan were repriced to $75.00 per share in 1995, when our market price was $42.00 per share and 16,167 of those options were repriced to $1.50 in 1997, when our market price was $75.00 per share. In 1995, the Chief Executive Officer and President were each granted 2,000 shares and 1,200 options exercisable at $75.00 and 4,000 options exercisable at $225.00 per share, which issuances were approved by stockholders in 1996.

     Under the 1995 Stock Option Plan 58,757 shares and options to purchase 13 shares had been granted and are outstanding under the Plan with exercise prices from $75.00 to $270.00, none of which options have been exercised. As of June 30, 2001, 151,445 options and/or warrants had been granted outside of the Plans, at prices ranging between $37.50 and $694.50 per share, of which 10,829 have been exercised (by non- affiliates) and 140,616 have terminated without exercise. In October, 1998, 148,949 options previously granted to employees were extended to December 31, 2002, and repriced to $30.00 when the market price was $26.25.

     The 2000 Stock Option Plan covers 166,667 shares of common stock. Under the terms of the Plan, options are non-qualified stock options and the exercise price is the fair market value of our common stock on the date of grant. The nature and terms of the options to be granted are to be determined at the time of grant by the compensation committee or the board of directors. The options expire up to ten years from the date of grant, subject to certain restrictions. Options for 129,400 shares of common stock were granted during the calendar year ended December 31, 2000. As of August 20, 2001, options to purchase 166,400 shares of common stock were outstanding under this Plan, at purchase prices ranging from $1.63 to $15.45, including 40,333 options to James A. Cannavino at prices ranging between $1.63 and $11.25, 5,000 options to Warren Wright at a price of $1.63 per share, 7,600 options to Anthony Coppola at a price of $11.25 per share and 21,667 options to George Aronson at a prices ranging between $1.63 and $11.25.

     The 2001 Stock Option/Stock Issuance Plan covers 330,000 shares of common stock. The Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Options granted under the Plan are non-qualified stock options and the exercise price is the fair market value of the common stock on the date of grant. Under the stock issuance program, the purchase price per share is fixed by the board of directors or committee but cannot be less than the fair market value of the common stock on the issuance date. Payment of the shares may be made in cash or check payable to us or for past services rendered to us and all shares of common stock issued thereunder vest upon issuance. Options for 255,000 shares of common stock were granted through June 30, 2001 at an exercise price of $1.63 per share, including 30,000 options to James A. Cannavino, 20,000 options to Warren Wright and 15,000 options to Anthony Coppola. Additionally, stock issuances totaling 29,340 shares were distributed to members of the board of directors, in lieu of cash compensation, as follows: 10,180 to James Cannavino, 4,790 to Charles Feld, 7,185 to Carla Stovall and 7,185 to Dennis Murray. Further, 45,000 shares were distributed to our officers as follows: 30,000 to Anthony Coppola and 15,000 to Warren Wright.

     The 2001-A Stock Option Plan covers 600,000 shares of common stock. The Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Options granted under the Plan are non-qualified stock options and the exercise price is the fair market value of the common stock on the date of grant. Under the stock issuance program, the purchase price per share is fixed by the board of directors or committee but cannot be less than the fair market value of the common stock on the issuance date. Payment of the shares may be made in cash or check payable to us or for past services rendered to us and all shares of common stock issued thereunder vest upon issuance.

     The 2002 Stock Option Plan covers 625,000 shares of common stock. The Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Options granted under the Plan are non-qualified stock options and the exercise price is the fair market value of the common stock on the date of grant. Under the stock issuance program, the purchase price per share is fixed by the board of directors or committee but cannot be less than the fair market value of the common stock on the issuance date. Payment of the shares may be made in cash or check payable to us or for past services rendered to us and all shares of common stock issued thereunder vest upon issuance.

Stock Option Repricing

     As previously reported, we repriced certain outstanding stock options with exercise prices lower than the terms of the original grants. These actions were taken in order to provide an appropriate incentive to these individuals. The following table sets forth certain information concerning the repricing of options within the previous ten years. We have not issued any SARs.


                                       Ten-Year Options Repricings (1)(2)

                                                                                                          Length of Original
                                                             Market Price of   Exercise Price                 Option Term
                                    Number of Securities      Stock at Time    at Time of New             Remaining at Date
                                        Underlying            of Repricing     Repricing or     Exercise    of Repricing or
Name                       Date     Repriced or Awarded       or Amendment       Amendment        Price    Amendment (Yrs.)
----                       ----     ---------------------   -----------------  ---------------  ---------  ------------------

Daniel DelGiorno, Sr.     6/27/97         4,000                  $75.00            $225.00        $1.50           1.5
Daniel DelGiorno, Jr.     6/27/97         4,000                   75.00             225.00         1.50           1.5
George Aronson            6/27/97           167                   75.00             225.00         1.50           1.5
Daniel DelGiorno, Sr.     5/01/95         3,333                   42.00             187.50        75.00           4.0
Daniel DelGiorno, Jr.     5/01/95         3,333                   42.00             187.50        75.00           4.0
Daniel DelGiorno, Sr.     8/25/94         3,333                  178.05             384.00       187.50           4.7
Daniel DelGiorno, Jr.     8/25/94         3,333                  178.05             384.00       187.50           4.7
Daniel DelGiorno, Sr.     10/8/98        17,207                   26.25              75.00        30.00           2.2
Daniel DelGiorno, Sr.     10/8/98        27,867                   26.25              75.00        30.00           2.2
George Aronson 10/8/98                   10,000                   26.25              75.00        30.00           2.2


(1)  For discussion regarding the repricing,  see "Compensation Committee Report
     - Stock Option Repricing."
(2) The options pertaining to Messrs. DelGiorno, Sr. and DelGiorno, Jr. have terminated in accordance with applicable plans.

Option/SAR Grants in Last Fiscal Year

During 2001 the following options grants were made to the named executive officers:

     The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option-pricing model, as permitted by SEC rules, based upon various assumptions, which include: expected volatility of 74.1%, risk free interest rate of 5.79% and expected lives of 1.00 to 4.50 years. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." It should be noted that this model is only one method of valuing options, and our company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

                    % of Total
                    Options
                    Number of      Granted                                      Hypothetical
                    Options        Employees         Exercise     Expiration     Value at
Name                Granted        in Fiscal Year    Price        Date           Grant Date
----                ----------     ---------------   ---------    -----------    -------------
Warren Wright        25,000            9.7%          $  1.63        04/30/06       $20,000
Anthony Coppola      15,000            5.8%             1.63        04/30/06        12,000
George Aronson       15,000            5.8%             1.63        04/30/06        12,000
Arnold Leap          15,000            5.8%             1.63        04/30/06        12,000


Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

     The following table set forth certain information with respect to stock option exercises by the named executive officers during the fiscal year ended December 31, 2001, and the value of unexercised options held by them at fiscal year-end.

                                                                  Number of Unexercised      Value of Unexercised
                                                                    Options at Fiscal        In-the-Money Options
                                                                         Year End            At Fiscal Year End (1)
                         Shares Acquired       Value
  Name                   on Exercise (#)       Realized ($)     Exercisable Unexercisable    Exercisable Unexercisable
  ----                   ----------------      ------------     ----------- -------------    ----------- -------------

Warren Wright                  --                   --            12,500       12,500          $            $ --
Anthony Coppola                --                   --            20,284       10,033             --          --
George Aronson                 --                   --            24,167        7,500             --          --
Arnold Leap                    --                   --            15,697       10,500             --          --

Footnotes

(1) Market value of our common stock on December 31, 2001, was $1.27. There were no in-the-money options at year-end.

Certain Relationships and Related Transactions

     In February 2001, we acquired 2,000,000 shares of Voyant Corporation, a private company, through an equity investment of $500,000. Additionally, in November 2001, we acquired 15,680,167 shares in exchange for 60,000 shares of NetWolves common stock, with a value of $156,000. Further, as part of an anti-dilution protection clause in the initial investment agreement, we are entitled to approximately 46,000,000 additional shares, which will increase our ownership in Voyant to approximately 10.5%. We recently began providing administrative services to Voyant and will begin charging Voyant $5,000 per month effective January 1, 2002. The value of these services is not readily determinable.

     On August 21, 2001, we privately sold 212,766 restricted shares of our common stock at $2.35, a premium to the market price, to its Chairman for an aggregate consideration of $500,000.

     In January 2002, we entered into a two-year services agreement with its Chairman. During the first year of this agreement, compensation will consist of 180,000 restricted shares of our common stock. During the second year of this agreement compensation shall consist of a monthly fee of $15,000. Further, the Chairman shall receive 240,000 stock options, which vest ratably during months one through twenty-four of the term of this Agreement. The stock options shall have an exercise price equal to the closing price of our common stock as indicated on NASDAQ on that date of this agreement.

     In January 2002, we sold 344,524 shares of our common stock at market in a private placement for $1.05 per share or an aggregate of $361,750. The participation of our executive officers and directors were as follows:


          Name                   Title                  Shares
          ----                   -----                  ------

       Charles Feld             Director                100,000
       Dr. Dennis Murray        Director                 50,000
       Warren Wright            C.E.O.                    9,524
       Anthony Coppola          President                 1,905
       George Aronson           C.F.O.                    3,333


     In January 2002, our Chairman loaned us $250,000. The term of the loan is three years and bears interest at 5.0% payable quarterly in arrears.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2001, our compensation committee consisted of Messrs. Cannavino and Feld. Neither of these persons were employees during fiscal 2001 nor had any relationship requiring disclosure in this Proxy Statement except that Mr. Cannavino is our Chairman.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the compensation committee of the board of directors. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2001 is furnished by the directors who comprised the compensation committee during fiscal 2001.

Executive Compensation Objectives

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program generally includes a competitive base salary, bonuses and stock-based compensation.

Base Salary

     Each year the Committee examines the salaries of our officers. The executive officers do not have employment agreements. The Committee provides recommendations for salary levels based on information available about salaries in our industry, inflation and the performance of the individuals. In 2001, no increases in base salary occurred.

Stock and/or Stock Options

     Stock and /or stock options are awarded to executives in order to encourage future management actions aimed at improving our sales efforts, client development and service quality, revenues and ultimately profitability. If we are successful in improving these areas, it is anticipated that these actions will generate a positive impact on the value of our common stock for all stockholders, and the individuals will be given the opportunity to share in the increased value of the results of their efforts. The Committee noted that the grants continued to align management and stockholder interests while also providing meaningful performance incentives to the recipients in conjunction with the realities of the market price of our securities. The Committee and Board believe that these grants are in appropriate amounts in light of the contributions to, and sacrifices made on our behalf, and provide an incentive for management to maximize long-term stockholder value.

Chief Executive Officer Compensation

     In establishing Chief Executive Officer's compensation level, consideration is given to his individual performance level as well as to factors discussed above for all executive officers. Although the Committee recommended a base salary for Mr. Cannavino in 2000, he did not accept the recommendation, requesting instead that he continue to be compensated through stock or options which directly align his interests and potential rewards with our stockholders. In 2001, Warren Wright, our Chief Executive Officer since December 2000, received cash compensation and was awarded 25,000 shares of common stock and 25,000 options to acquire common stock at an exercise price of $1.63 per share under our option plans.

Section 162(m) of the Federal Income Tax Code

     Generally, Section 162(m) denies deduction to any publicly held company for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers, excluding among other things certain performance-based compensation. The compensation committee and Board intend that the stock options issued qualify for the performance-based exclusion under Section 162(m). The compensation committee will continually evaluate to what extent Section 162 will apply to its other compensation programs.

     Respectfully submitted,
     The compensation committee

     Charles Feld
     James A. Cannavino

                             AUDIT COMMITTEE REPORT

     The audit committee has adopted a charter to set forth its responsibilities. The audit committee has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2001.

     The committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with audit committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The audit committee:

     Dr. Dennis J. Murray
     James A. Cannavino
     Carla J. Stovall
     Charles Feld

Independence of Audit Committee

     For the year ended December 31, 2001, our audit committee consisted of Dr. Dennis J. Murray - Chairman, James A. Cannavino, Charles Feld and Carla J. Stovall. Dr. Dennis J. Murray, Carla J. Stovall and Charles Feld are independent within the meaning of applicable rules and regulations.


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2001.

                       PERFORMANCE GRAPH

  The following graph sets forth the cumulative total return to our stockholders during the five year period ended December 31, 2001 as well as an overall stock market index (S & P 500 Index) and our peer group index (S&P Application Software):

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG DIRECT INSITE CORP., THE S & P 500 INDEX
                    AND THE S & P APPLICATION SOFTWARE INDEX


                                                Cumulative Total Return
                                -------------------------------------------------------
                                12/96     12/97     12/98     12/99     12/00     12/01

DIRECT INSITE CORP.             100.00    88.89     36.11     35.61      6.89      1.86
S & P 500                       100.00   133.36    171.47    207.56    188.66    166.24
S & P APPLICATION SOFTWARE      100.00   132.85     59.02     77.94     52.34     36.18


* $100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.


               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                     TO ESTABLISH A CLASS OF PREFERRED STOCK

General

     We have proposed and recommended to you a proposal which authorizes the Board in its discretion to file an amended Certificate of Incorporation which amends Article FOURTH of the Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, par value $.0001 per share. This proposed amendment to our Certificate of Incorporation is set forth in Exhibit "B" annexed hereto.

Purpose of Establishing a Class of Preferred Stock

     The authorization of 2,000,000 shares of capital stock is intended to provide additional flexibility to us for possible capital reorganization, acquisitions, refinancing, exchange of securities, public offerings and other corporate purposes.

     We recommend approval of this amendment, believe it would be advantageous to us to be in a position to issue preferred stock without the necessary delay of calling a stockholders' meeting or seeking written consents in lieu thereof if one or more suitable opportunities present themselves to us. Our management has no present arrangements, agreements, undertakings or plans for the issuance or use of the additional shares proposed to be authorized by this Amendment.

     Preferred stock can be authorized to be issued in the discretion of the Board of Directors without your approval of each issuance. The terms of the preferred stock are to be established by the Board of Directors at the time of issuance. The issuance of preferred stock by the Board of Directors could adversely affect the rights of holders of common stock by among other things, establishing preferential dividends, liquidation rights or voting power and may include provisions permitting the preferred stock to be converted into common stock. After this proposal is approved by you, the Board does not intend to solicit your further approval prior to the issuance of any shares of preferred stock. If applicable law or regulation does not require stockholder approval as a condition to the issuance of such shares in any particular transaction, it is expected that such approval will not be sought. We may fund its existing obligations by raising capital through the sale of shares of preferred stock. However, although the issuance of preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may also make it more difficult for a third party to acquire, or may discourage a third party from seeking to acquire control of our company; and this anti-takeover effect could benefit incumbent management at your expense.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock. We believe that the proposed amendment is in our best interests and you and recommend a vote FOR its adoption. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

      PROPOSAL TO AMEND THE BY-LAWS WITH RESPECT TO THE CALLING OF SPECIAL
                            MEETINGS OF STOCKHOLDERS

     The Board has approved and recommended for approval by the stockholders an amendment to our By-Laws providing for the calling of special meetings of stockholders at any time by the President, or the Board of Directors, or stockholders entitled to cast at least 66-2/3% of the votes which all stockholders are entitled to cast at the particular meeting. This proposed amendment to the By-Laws is set forth as Exhibit C. Under the current By-Laws, special meetings of stockholders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at last one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. By requiring a greater vote for the calling of special meetings, this proposal would make it more difficult for stockholders to submit any proposals or to recommend changes in our company except at the annual meeting of stockholders. Together with the other proposals at this meeting, this proposal individually and in the aggregate also makes it more difficult for a third party from seeking to acquire, or may discourage a third party from seeking to acquire control of our company; and this anti-takeover effect could benefit incumbent management at our stockholders' expense.

     We recommend that you approve this amendment to the By-Laws which we believe increases the stability of our company thereby assisting in the effective management of our operations. We believe that stockholders will have ample opportunity each year at our annual meeting of stockholders to submit their proposals.

     This proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of our common stock. We believe that the proposed amendment is in the best interests of our company and you and recommend a vote FOR its adoption. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

               PROPOSAL TO APPOINT INDEPENDENT PUBLIC ACCOUNTANTS

General

     The board of directors recommends that the stockholders approve the appointment of Marcum & Kliegman LLP as our company's independent public accountants to examine our financial statements for the fiscal/calendar year ending December 31, 2002.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the votes cast at the Annual Meeting. The board of directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent public accountants.

                    PROPOSAL TO ADOPT THE DIRECT INSITE CORP.
                     2002-A STOCK OPTION/STOCK ISSUANCE PLAN

Introduction

     At the meeting, you will be asked to adopt the Direct Insite Corp. 2002-A Stock Option/Stock Issuance Plan (the "2002-A Stock Plan"). The board adopted the 2002-A Stock Plan in January 2002, subject to stockholder approval.

     We believe that our long-term success depends upon our ability to attract and retain qualified directors, officers, employees and consultants and to motivate their best efforts on our behalf. Our directors, officers, other employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2002-A Stock Plan. We believe that the 2002-A Stock Plan has been and will continue to be an important part of our compensation of directors, officers, employees and consultants, particularly since as of May 31, 2002, we only have approximately ___________ shares available for grant under our other existing stock option plans.

     The 2002-A Stock Plan is set forth as Exhibit D to this proxy statement. The principal features of the 2002-A Stock Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2002-A Stock Plan.

Stock Subject to the Plan

     The stock to be offered under the 2002-A Stock Plan consists of shares of our common stock, whether authorized but unissued or reacquired. The Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Options granted under the Plan shall be non-qualified stock options and the exercise price is the fair market value of the common stock on the date of grant. Under the stock issuance program, the purchase price per share shall be fixed by the board of directors or committee but cannot be less than the fair market value of the common stock on the issuance date. Payment for the shares may be made in cash or check payable to us, or for past services rendered to us and all shares of common stock issued thereunder shall vest upon issuance. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. As of June 12, 2002, __________ options and __________ shares of common stock have been issued under the 2002-A Stock Plan.

Administration of the Plan

     The 2002-A Stock Plan is to be administered by our board of directors or by a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our compensation committee will administer the 2002-A Stock Plan.

     Subject to the terms of the 2002-A Stock Plan, the board of the committee may determine and designate the individuals who are to be granted stock options or qualify to purchase shares of common stock under the 2001Stock Option Plan, the number of shares to be subject to options or to be purchased and the nature and terms of the options to be granted. The board or the committee also has authority to interpret the 2002-A Stock Plan and to prescribe, amend and rescind the rules and regulations relating to the 2002-A Stock Plan. The committee may amend or modify any grant in any manner not inconsistent with the terms of the Plan.

Grant of Options

     Our directors, officers, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2002-A Stock Plan.

     The options granted under the 2002-A Stock Plan are non-qualified stock options. The exercise price for the options will be not less than the market value of our common stock on the date of grant of the stock option. The committee must adjust the option price, as well as the number of shares subject to option, in the event of stock splits, stock dividends, recapitalization and certain other events involving a change in our capital.

Exercise of Stock Options

     Stock options granted under the 2002-A Stock Plan shall expire not later than five years from the date of grant.

     Stock options granted under the 2002-A Stock Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board or the committee determines that the optionee has recognized gross income under the Internal Revenue Code of 1986, as amended, resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

     A stock option is exercisable during the optionee's lifetime only by him or his permitted transferee and cannot be exercised by him or his permitted transferee unless, at all times since the date of grant and at the time of exercise, he is employed by us, any parent corporation or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), an option may be exercised for a period of three months after this termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment by total disability, the optionee or his permitted transferee may exercise such options at any time within twelve months after his termination, but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while our employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within three months after termination of all employment or provision of services (other than for total disability) or (3) within twelve months after termination on account of total disability of all employment with us, any parent corporation or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of twelve months from the date of death. In the case of clauses (1) and
(3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

Stock Issuance Program

     Shares of Common Stock may, upon request by a participant, be issued at the discretion of the Board or Committee under the stock issuance program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall comply with the terms specified below.

     Purchase Price
     --------------

     a. The purchase price per share shall be fixed by the board of directors or committee but shall not be less than the fair market value per share of common stock on the issue date.

     b. Subject to the provisions of the Plan, shares of common stock may be issued for any of the following items of consideration which the board of directors may deem appropriate in each individual instance:

          (i)  cash or check made payable to us, or

          (ii) past services rendered to us (or any parent or subsidiary).

     Vesting Provisions
     ------------------

     a. Shares of common stock issued under the stock issuance program shall vest at the discretion of the board or committee.

     b. The participant shall have full stockholder rights with respect to any shares of common stock issued to the participant under the stock issuance program. Accordingly, the participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

Change in Control

     In the event of a "change in control," (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty
(60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

     For the purposes of the 2002-A Stock Plan, a change in control is defined as

     (i) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of our company representing 25% or more of the combined voting power of our company's then outstanding voting securities; or

     (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as defined in the plan), are elected within any single 12-month period to serve on the board of directors; or

     (iii)members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

     (iv) any merger (other than a merger where we are the survivor and there is no accompanying change in control under subparagraphs (i), (ii) or
          (iii) of this paragraph, consolidation, liquidation or dissolution of our company, or the sale of all or substantially all of our assets.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

     We understand that under present federal tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

     Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers, or more than 10% stockholders are subject to the "short-wing" insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

     Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise. If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

     If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee's tax basis and holding period for the newly-acquainted shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee's tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee's tax basis will equal the fair market value of the share on the date of exercise and the optionee's holding period will begin on the day after the exercise date. The optionee's compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.

     We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our board of directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise.

     When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Recommendation of the Board

     Our board of directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified officers, employees, directors and consultants by tying their interests to our stockholders' interests.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the special meeting is required for approval by stockholders of the 2002-A Stock Plan. However, even without such approval, the 2002-A Stock Plan will continue in full force and effect.

     We recommend a vote FOR approval of the 2002-A Stock Plan.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Marcum & Kliegman LLP acted as our independent public accountants for the fiscal year ended December 31, 2001 and has been selected by the board of directors, upon the recommendation of the audit committee, to continue to act as our independent public accountants for the 2002 fiscal year.

     A representative of Marcum & Kliegman LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2001, including our Form 10-K for said period, and our Quarterly Report on Form 10-Q for the three month period ended March 31, 2002, has been provided to all stockholders as of the Record Date. Stockholders are referred to the reports for financial and other information about us, but such reports are not incorporated in this proxy statement and are not a part of the proxy soliciting material.

                           FORWARD LOOKING STATEMENTS

     All statements other than statements of historical fact included in this proxy statement are forward- looking statements. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to us or our management, as well as assumptions made by and information currently available to our management, identify forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to , the effect of business and economic conditions; the impact of competitive products and pricing; and capacity and supply constraints or difficulties. Such statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.


                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the board of directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     We must receive stockholder proposals with respect to our next annual meeting of stockholders no later than April 1, 2003 to be considered for inclusion in our next Proxy Statement.


                                       By Order of the Board of Directors,

                                             JAMES A. CANNAVINO
                                           Chairman of the Board

Dated:   June 18, 2002
Bohemia, New York

                                                                     Exhibit A

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO CREATE AND ELECT A CLASSIFIED BOARD OF DIRECTORS


     The following sets forth the changes to our company's Certificate of Incorporation if the proposed amendment is approved:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding Article SEVENTH to be read as follows:

     "SEVENTH: (a) The number of directors of the corporation shall be determined in the manner prescribed by the by-laws of this corporation.

          (b) The Board of Directors shall be divided into three (3) classes as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of the office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders to be held in 2003, Class II at the second annual meeting of stockholders to be held in 2004 and Class III at the third succeeding annual meeting of stockholders to be held in 2005. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

          (c) At each annual meeting of stockholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders. Directors elected, whether by the Board of Directors or by the stockholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

                                                                      Exhibit B

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                          AUTHORIZING A PREFERRED STOCK



     The following sets forth the changes to Article FOURTH of our company's Certificate of Incorporation if the proposed amendment is approved:

     RESOLVED, that the Certificate of Incorporation be amended by changing Article FOURTH thereof, so that, as amended said Article shall be and read as follows:

     "FOURTH: The capital stock of this corporation is One Hundred Fifty Two Million (152,000,000) shares, of which ONE HUNDRED FIFTY MILLION (150,000,000) shares shall be shares of common stock of the par value of $.0001 per share and TWO MILLION (2,000,000) shares shall be shares of preferred stock of the par value of $.0001 per share. The preferred stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of preferred stock $.0001 per share par value shall be fixed by the Board of Directors."

                                                                     Exhibit C

          PROPOSAL TO AMEND THE BY-LAWS WITH RESPECT TO THE CALLING OF
                        SPECIAL MEETINGS OF STOCKHOLDERS



     The following sets forth the changes to Article III - Section 4 of our company's By-Laws if the proposed amendment is approved:

          "Section 5. Special Meetings. Special Meetings of the stockholders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at least two-thirds of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

          Business transacted at all special meeting shall be confined to the subjects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

          Written notice of a special meeting of stockholders stating the time and place and subject thereof, shall be given to each stockholder entitled to vote thereat, at least 10 days before such meeting, unless a greater period of notice is required by statute in a particular case.

                                                                     Exhibit D


          DIRECT INSITE CORP., 2002-A STOCK OPTION/STOCK ISSUANCE PLAN

I.  GENERAL PROVISIONS

     A. PURPOSE OF THE PLAN

     This 2002-A Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Direct Insite Corp., a Delaware corporation ("Corporation"), by providing eligible persons in the employ or service of the Corporation or its affiliates with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

     Unless otherwise defined herein, all capitalized terms shall have the meaning assigned to them in the attached Appendix.

     B. STRUCTURE OF THE PLAN

     The Plan shall be divided into two (2) separate equity programs:

     (i) the Option Grant Program under which eligible persons ("Optionees") may, at the discretion of the Board, be granted options to purchase shares of Common Stock; and

     (ii) the Stock Issuance Program under which eligible persons ("Participants") may, at the discretion of the Board, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

     The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

C.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Corporation's Board of Directors ("Board"), or in the discretion of the Board, a committee consisting of no less than two Non-Employee Directors or persons meeting such other requirements as may be imposed by Rule 16(b) under the 1934 Act ("Committee").

     The Board or Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any option or stock issuance thereunder.

D.   ELIGIBILITY

     The persons eligible to participate in the Plan are:

     1.   Employees;

     2. non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary; and

     3. consultants and other independent advisors who provide services to the Corporation, or any parent or subsidiary of the Corporation.

     The Board or Committee shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, described in Article Two below, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances made under the Stock Issuance Program, described in Article Three, which eligible persons are to receive such stock issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

     The Board or Committee shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to issue stock in accordance with the Stock Issuance Program.

E.   STOCK SUBJECT TO THE PLAN

     The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan is 625,000 shares.

     Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full, or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan.

     If there is any change to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

                   II.  OPTION GRANT PROGRAM

A.   OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Board, and which shall be subject to the provisions of the Plan.

     1.   Exercise Price.

          a. The exercise price per share shall be fixed by the Board in accordance with the following provisions:

               (i) The exercise price per share shall not be less than the Fair Market Value per share of Common Stock on the option grant date.

               (ii) If the  Optionee  is a 10%  Stockholder,  then the  exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date for Incentive Options.

          b. The exercise price is payable in cash or check made payable to the Corporation upon exercise of the option, subject to the provisions of Section I of Article Four and the documents evidencing the option. If the Common Stock is registered under
               Section 12 of the Securities Exchange Act of 1934, as amended ("34 Act") at the time the option is exercised, then the exercise price may also be paid as follows:

               (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (ii) to the  extent the option is  exercised  for vested  shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (x) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (y) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent the foregoing sale and remittance procedure is used, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     2. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Board or Committee and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of five (5) years measured from the option grant date.

     3. Effect of Termination of Service.

          a. The following provisions shall govern the exercise of any vested option held by the Optionee at the time of cessation of Optionee's employment or rendering of services to the Corporation (collectively "Service") or death:

               (i) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each option held by such Optionee to the extent exercisable on the date of such termination.

               (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee to the extent exercisable on the date of such termination.

               (iii)If the Optionee  dies while holding an  outstanding  option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option to the extent exercisable on the date of such termination.

               (iv) Under no  circumstances,  however,  shall any such option be exercisable after the specified expiration of the option term.

               (v) All vested options shall terminate upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term.


          b. The Board or Committee shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as it shall deem appropriate, but in no event beyond the expiration of the option term, and/or

               (ii) permit the  option to be  exercised,  during the  applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

     4. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person exercise the option, pays the exercise price and becomes the recordholder of the purchased shares.

     5. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or, following the Optionee's death, by the laws of descent and distribution.

     B.   CORPORATE TRANSACTION

     1. All unvested options shall automatically vest in full if and when either of the following stockholder approved transactions to which the Corporation is a party are consummated: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Board or Committee at the time of the option grant.

     2. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

     3. The Board or Committee shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure one or more options so that those options shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to those options shall immediately terminate) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction.

     4. The Board or Committee shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee's Service terminate by reason of the Optionee's involuntary dismissal or discharge by the Corporation for reasons other than misconduct ("Involuntary Termination") within a designated period (not to exceed one year) following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any option so accelerated shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term.

     5. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000.00) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     6. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                           III. STOCK ISSUANCE PROGRAM

A.   STOCK ISSUANCE TERMS

     Shares of Common Stock may, upon request by a Participant, be issued at the discretion of the Board or Committee under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall comply with the terms specified below.

     1. Purchase Price.

          a. The purchase price per share shall be fixed by the Board or Committee but shall not be less than the Fair Market Value per share of Common Stock on the issue date.

          b. Subject to the provisions of Section A of Article IV, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Board may deem appropriate in each individual instance:


               (i)  cash or check made payable to the Corporation, or

               (ii) past services  rendered to the Corporation (or any Parent or
                    Subsidiary).

     2. Vesting Provisions.

          a. Shares of Common Stock issued under the Stock Issuance Program shall vest at the discretion of the Board of Directors or Committee.

          b. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.


                                IV. MISCELLANEOUS

A. FINANCING

     The Board or Committee may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Board in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

B.   ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of common stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to options shall, to the extent deemed appropriate by the committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of common stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of common stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a change of control, at the option of the board of directors or committee, (a) all options outstanding on the date of such change of control shall, for a period of sixty days following such change of control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty days after such change of control any option or portion of any option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares under the option.

C.   EFFECTIVE DATE AND TERM OF PLAN

     1. The Plan shall become effective on January 18, 2002, provided that no Incentive Options may be granted unless the Plan is first approved by the Corporation's stockholders. The Board may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

     2. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.

D.   AMENDMENT OF THE PLAN

     The Board or Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

E.   WITHHOLDING

     The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options or upon the issuance of shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

F.   REGULATORY APPROVALS

     The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's obtaining all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

G.   NO EMPLOYMENT OR SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

The following definitions shall be in effect under the Plan:

BOARD shall mean the Corporation's Board of Directors.

CHANGE OF CONTROL shall mean:

     (i) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

     (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as defined in the plan), are elected within any single 12_month period to serve on the board of directors; or

     (iii)members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

     (iv) any merger (other than a merger where the Company is the survivor and there is no accompanying change in control under subparagraphs (i),
          (ii) or (iii) of this paragraph (b),consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

CODE shall mean the Internal Revenue Code of 1986, as amended.

COMMON STOCK shall mean the Corporation's common stock, $.0001 par value.

CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

CORPORATION shall mean Direct Insite Corp., a Delaware corporation.

DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

ELIGIBILITY. Incentive Options may only be granted to Employees.

EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

EXERCISE DATE shall mean the date on which the option shall have been exercised.

EXERCISE PRICE shall mean the exercise price payable per Option Share as specified in the Grant Notice.

EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the NASDAQ National SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the NASDAQ National SmallCap Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (iii)If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

INCENTIVE  OPTION shall mean an option which satisfies the  requirements of Code
Section 422.

MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

NON-EMPLOYEE DIRECTOR shall have the meaning provided under Rule 16(b) or any successor rule under the 1934 Act.

NON-STATUTORY   OPTION  shall  mean  an  option  not  intended  to  satisfy  the requirements of Code Section 422.

OPTION AGREEMENT shall mean the option agreement issued pursuant to the Grant Notice.

OPTION SHARES shall mean the number of shares of Common Stock subject to the option.

OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

PLAN shall mean the Corporation's 2002-A Stock Option/Stock Issuance Plan.

PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

PURCHASE AGREEMENT shall mean the stock purchase agreement pursuant to the Grant Notice.

SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

VESTING COMMENCEMENT DATE shall mean the date on which the Option Shares commences to vest as specified in the Grant Notice.

VESTING SCHEDULE shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

                              DIRECT INSITE CORP.
                   BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

                                 AUGUST 5, 2002

     The undersigned hereby appoints JAMES CANNAVINO and CHARLES FELD, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in DIRECT INSITE CORP., a Delaware corporation, at the Annual
Meeting of Stockholders scheduled to be held on August 5, 2002 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR EACH OF THE OTHER PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

                  (Continued and to be signed on reverse side)

                                SEE REVERSE SIDE


1. Proposal to amend the Company's Certificate of Incorporation eliminating the requirement to annually elect directors and substituting in its stead, creation of a classified Board of Directors, permitting the sequential election of nominees to each class of directors every three years, as set forth in Exhibit A to the Proxy Statement.

          FOR [   ]           AGAINST  [   ]          ABSTAIN  [   ]

2. (a) If item 1 is adopted, election of the following nominees, as set forth in the proxy statement:

           To serve until the Annual Meeting of Stockholders in 2003:
           ---------------------------------------------------------
                                Carla J. Stovall

           To serve until the Annual Meeting of Stockholders in 2004:
           ---------------------------------------------------------
                              Dr. Dennis J. Murray

           To serve until the Annual Meeting of Stockholders in 2005:
           ---------------------------------------------------------
                               James A. Cannavino
                               Charles Feld

 [   ]  FOR all nominees listed above         [   ] WITHHOLD authority to vote

-------------------------------------------------------------------------------
(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

     (b) If item 1 is not adopted, election of the following nominees, as set forth in the proxy statement:

      James A. Cannavino, Charles Feld, Dr. Dennis J. Murray, Carla J. Stovall

      [   ] FOR all nominees listed above     [   ] WITHHOLD authority to vote

 ------------------------------------------------------------------------------
 (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

The Board of Directors recommends a vote FOR the following proposals:

3. Proposal to amend Article FOURTH of our Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, $.0001 par value, as set forth in Exhibit B to the Proxy Statement.

              FOR [   ]      AGAINST  [   ]      ABSTAIN  [   ]

4. Proposal to amend Article III - Section 4 of our By-Laws by requiring a 66-2/3% vote of stockholders to call a special meeting of stockholders, as set forth in Exhibit C to the Proxy Statement.

              FOR [   ]      AGAINST  [   ]      ABSTAIN  [   ]


5. Ratification of the appointment by the Board of Directors of Marcum & Kliegman, LLP as the Company's independent certified public accountants for the year ending December 31, 2001.

              FOR [   ]      AGAINST  [   ]      ABSTAIN  [   ]

6. Approval of the Company's 2002-A Stock Option/Stock Issuance Plan, as set forth in Exhibit D to the Proxy Statement.

              FOR [   ]      AGAINST  [   ]      ABSTAIN  [   ]

7. Upon such other business as may properly come before the meeting or any adjournment thereof.


        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


 SIGNATURE(S)___________________________   ____________________________

 DATED:   _____________ , 2002